Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

City Office REIT, Inc.

We consent to the incorporation by reference in the following registration statements (No. 333-254966) on Form S-3 and (No. 333-233043) on Form S-8 of City Office REIT, Inc. of our report dated February 25, 2022, with respect to the statement of revenues and certain expenses for the year ended December 31, 2020 for Bloc 83, which report appears in Form 8-K/A of City Office REIT, Inc. dated February 25, 2022.

/s/ KPMG LLP

Chartered Professional Accountants

Vancouver, Canada

February 25, 2022